Exhibit 99.1

Mama’s Creations Appoints Fred Halvin to Board of Directors

Veteran Corporate Development Executive Brings 37 Years of M&A, Strategic Growth and Food Industry Experience at Hormel Foods to the Board

EAST RUTHERFORD, NJ – April 2, 2026 – Mama’s Creations, Inc. (NASDAQ: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, today announced the appointment of veteran food industry corporate development executive Fred Halvin to its Board of Directors.

Fred is a practical corporate development leader with over 35 years of experience driving enterprise growth at Hormel Foods Corporation, a Fortune 500 global food company. During his tenure as Vice President of Corporate Development at Hormel, Fred directed all M&A, divestiture, partnership and joint venture activities, completing over 20 transactions totaling approximately $8 billion, including landmark acquisitions such as Planters, Columbus, Applegate, Skippy and Muscle Milk. He also played a leading role in leading the growth of Hormel’s MegaMex joint venture.

Fred’s earlier career at Hormel Foods included leadership roles as Director of Investor Relations & EVA Analysis, Treasurer, Assistant Controller and Corporate Tax Manager. He currently serves as a Board Member of WTI, a food ingredients company, and has additional board and governance experience through Hormel Foods International, the MegaMex joint venture and the Carapelli Olive Oil joint venture. Fred holds a B.A. in Accounting from Midland University and completed the Management Executive Program at the Carlson School of Management.

Adam L. Michaels, Chairman and CEO of Mama’s Creations, said: “Fred brings an extraordinary track record of value creation in the food industry, having led over $8 billion in M&A transactions at one of the most respected food companies in the world. His deep expertise in acquisitions, portfolio optimization, joint ventures and strategic planning makes him an exceptional addition to our Board as we continue to execute on our growth strategy.

“His hands-on experience identifying, valuing and integrating acquisitions will immediately bring differentiated value to Mama’s Board. Even more applicable, Fred’s direct end-to-end engagement building scalable food platforms is directly aligned with our vision to become the premier one-stop-shop deli solutions provider. On behalf of the entire Mama’s Creations Board, I would like to welcome Fred, and thank him in advance for the counsel he will share with me and our Board. I look forward to his insights and contributions as we strive to build sustainable, long-term value for our shareholders.”

Mr. Halvin added: “I am thrilled to join Mama’s Creations at such a pivotal time in the Company’s growth trajectory. Having spent my career building and transforming food brands, I see tremendous opportunity in the Company’s platform and its ability to capitalize on the rapidly growing deli prepared foods category. I look forward to working closely with Adam and the Board to help drive long-term growth and value creation for the Company’s shareholders.”

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (NASDAQ: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high-quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “may,” “believe,” “future,” “plan” or “planned,” “will” or “should,” “expect,” “anticipates,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K, as well as subsequent reports filed with the Securities and Exchange Commission.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us